     AS FILED WITH THE SECURITIES EXCHANGE COMMISSION ON AUGUST 10, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO


                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            U.S. NEUROSURGICAL, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                                                          52-1842411
(State or other jurisdiction of                                                    (I.R.S. Employer
incorporation or organization)                                                  Identification Number)

  2400 RESEARCH BOULEVARD, SUITE 325
          ROCKVILLE, MARYLAND                                                            20850
(Address of principal executive offices)                                              (Zip Code)

                                (301) 208-8998
               Registrant's Telephone Number, Including Area Code

Securities to be Registered Pursuant to Section 12(b) Of the Act:
                                                                                Name of each exchange on which
Title of each class to be registered:                                           each class is to be registered:
                    NONE                                                        NOT APPLICABLE

Securities to be Registered Pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)

                            U.S. NEUROSURGICAL, INC.
               CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

ITEM 1. BUSINESS

The information required by this item is contained under "Summary"; "The Spin-off of U.S. NeuroSurgical, Inc."; "Businesses of GHS and USN After The Spin-off" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of USN" of the Information Statement (the "Information Statement") attached hereto as Exhibit 99.1. Those sections are incorporated herein by reference.

ITEM 2. FINANCIAL INFORMATION

The information required by this item is contained under "Summary"; "Selected USN and USNP Combined Financial Data"; and "Management's Discussion and Analysis of Financial Condition and Results of Operations of USN" of the Information Statement. Those sections are incorporated herein by reference.

ITEM 3. PROPERTIES

The information required by this item is contained under "Businesses of GHS and USN After The Spin-off - Properties" of the Information Statement. That section is incorporated herein by reference.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information required by this item is contained under "Security Ownership of Certain Beneficial Owners and Management" of the Information Statement. That
section is incorporated herein by reference.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The information required by this item is contained under "Management of USN Following the Spin-off" of the Information Statement. That section is incorporated herein by reference.

ITEM 6. EXECUTIVE COMPENSATION

The information required by this item is contained under "Management of USN Following the Spin-off" of the Information Statement. That section is incorporated herein by reference.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required by this item is contained under "Certain Relationships and Related Party Transactions" and "The Spin-off of U.S. NeuroSurgical, Inc." of the Information Statement. Those sections are incorporated herein by reference.

ITEM 8. LEGAL PROCEEDINGS

The information required by this item is contained under "Businesses of GHS and USN After The Spin-off - Legal Proceedings" and "Certain Relationships and Related Party Transactions" of the Information Statement. Those sections are incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The information required by this item is contained under "Summary"; "The Spin-off of U.S. NeuroSurgical, Inc."; and "Description of GHS and USN Capital Stock" of the Information Statement. Those sections are incorporated herein by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The only securities of U.S. NeuroSurgical, Inc. ("USN") that are outstanding were issued to GHS, Inc. ("GHS") in connection with the organization of USN in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended. Certain information required by this item is contained under "The Spin-off of U.S. NeuroSurgical, Inc."

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The information required by this item is contained under "Description of GHS and USN Capital Stock" of the Information Statement. That section is are incorporated herein by reference.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The information required by this item is contained under "Liability and Indemnification of Officers and Directors" of the Information Statement. That
section is incorporated herein by reference.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this item is contained under "Summary"; "Selected USN and USNP Combined Financial Data"; "Management's Discussion and Analysis of Financial Condition and Results of Operations of USN"; and "Index to Financial Statements" of the Information Statement. Those sections are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The information required by this item is not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

       (a) See "Index to Financial Statements" on page F-1 of the Information Statement

              (1) Financial Statement Schedules: None

              (b) Exhibits

              (1) See "Index to Exhibits" on page R-5 of this Form 10

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             U.S. NEUROSURGICAL, INC.
                                                  (Registrant)

                                             By: /s/ Alan Gold
                                                 ----------------------
                                                 Alan Gold, President


Date: August 10, 1999

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBITS


3.1 Form of Amended and Restated Certificate of Incorporation of U.S. NeuroSurgical, Inc. ("USN")(1)



3.2    Form of Amended and Restated Bylaws of USN(1)



4.1    Form of Stock Certificate of Common Stock(1)



10.1 Distribution Agreement dated May 27, 1999 between GHS, Inc. ("GHS") and USN(1)



10.2   Tax Matters Agreement dated May 27, 1999 between GHS and USN(1)



10.3   Assignment and Assumption Agreement dated May 27, 1999 between GHS and
       USN(1)


10.4 Employment Agreement dated December 14, 1984 between USN and Alan Gold, as amended March 7, 1986 (incorporated by reference to Exhibit 10.3 of GHS's Registration Statement No. 33-4532-W on form S-18)

10.5 Gamma Knife Neuroradiosurgery Equipment Agreement dated August, 1993 between Research Medical Center and USN (incorporated by reference to Exhibit 10h to GHS's Quarterly Report or Form 10-Q for the quarter ended September 30, 1993).

10.6 Ground Lease Agreement dated August, 1993 between Research Medical Center and USN (incorporated by reference to Exhibit 10j to GHS's Quarterly Report or Form 10-Q for the quarter ended September 30, 1993).

10.7 LGK Agreement dated July 12, 1993 between Elekta Instruments, Inc. and USN (incorporated by reference to Exhibit 10k to GHS's Quarterly Report or Form 10-Q for the quarter ended September 30, 1993).

10.8 Agreement dated December 29, 1993, between USN. and Elekta Instruments, Inc. (incorporated by reference 10o to GHS's 1994 Annual Report on Form 10-K).

10.9 Agreement dated August 1, 1996 between USN and DVI, Inc. (incorporated by reference 10j to GHS's 1997 Annual Report on Form 10-K).


10.10 Gamma Knife Neuroradiosurgery Equipment Agreement dated as of November 26, 1996 between New York University on behalf of New York University Medical Center and USN.(1)


21.1   List of Subsidiaries(1)



99.1   Schedule 14C Information Statement of GHS, Inc. (filed herewith)


---------------
(1)  Previously filed as an exhibit to this Form 10.